SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                EATON VANCE CORP.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

             MARYLAND                                04-2718215
-------------------------------                  --------------------
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                                24 Federal Street
                           Boston, Massachusetts 02110
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                   1992 AND 1995 INCENTIVE STOCK OPTION PLANS
                   ------------------------------------------
                            (Full title of the plans)

                              Alan R. Dynner, Esq.
                              c/o Eaton Vance Corp.
                                24 Federal Street
                           Boston, Massachusetts 02110
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (617) 482-8260
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

   Title of                                    Proposed         Proposed
  Securities                Amount to          maximum           maximum              Amount of
     to be                     be          offering price       aggregate           registration
  Registered               Registered         Per Share      Offering Price              Fee
  ----------               ----------         ---------      --------------              ---

Non-Voting                   20,084           $34.8125          $699,174.25             $206.26
Common Stock,
$.03125 par value

---------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, upon the basis of the average of the high and low sale prices of the Registrant's Non-Voting Common Stock as reported on the New York Stock Exchange on December 15, 1997.

                               Page 1 of 17 pages.
                        Exhibit Index begins on page 14.

                                   PROSPECTUS

                                  20,084 SHARES
                                EATON VANCE CORP.
                             NON-VOTING COMMON STOCK


     This Prospectus relates to 20,084 shares (the "Shares") of Non-Voting Common Stock, $.03125 par value per share (the "Non-Voting Common Stock"), of Eaton Vance Corp. ("Eaton Vance" or the "Company") being offered from time to time by a shareholder of the Company or his legatees, heirs or legal representatives (the "Selling Shareholder"), who may or may not be deemed an "affiliate" of the Company, as defined in Rule 405 of the General Rules and Regulations under the Securities Act of 1933, as amended (the "Securities Act"), and who has purchased the Shares upon the exercise of options acquired pursuant to certain of the Company's stock option plans. The shares have no voting rights. The Company will not receive any of the proceeds from the sale of the shares by the Selling Shareholder. The Shares are expected to be offered from time to time in one or more brokerage transactions at market prices.

     The average of the high and low sale prices of the Non-Voting Common Stock reported on the New York Stock Exchange on December 15, 1997 was $34.8125.

     This Prospectus also covers such additional shares as may be issuable to the Selling Shareholder in the event of a stock dividend, stock split, recapitalization or other similar change in the Non-Voting Common Stock.

     The executive offices of the Company are located at 24 Federal Street, Boston, Massachusetts 02110; its telephone number is 617-482-8260.

                        -------------------------------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
        SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
              UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                        -------------------------------

     Neither the delivery of this Prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or the dates as of which information is set forth herein. No person has been authorized to give any information or to make any representations, other than as contained herein, in connection with the offer contained in the Prospectus, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

     The date of this Prospectus is December 19, 1997.

AVAILABLE INFORMATION
--------------------------------------------------------------------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, reports and other information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
--------------------------------------------------------------------------------

     The Company is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are filed with the Commission, are incorporated in this Prospectus by reference:

     (1) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3) The description of the Non-Voting Common Stock contained in a registration statement filed under the Exchange Act, including any
          amendment   or  report   filed  for  the  purpose  of  updating   such
          description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Non-Voting Common Stock offered hereby have been sold and/or which deregisters all shares of Non-Voting Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents. Requests should be addressed to:
Treasurer,  Eaton Vance Corp., 24 Federal Street,  Boston,  Massachusetts 02110,
(617) 482-8260.

THE COMPANY
--------------------------------------------------------------------------------

     Eaton Vance Corp., a Maryland corporation (the "Company"), is the issuer of the Shares of Non-Voting Common Stock, $.03125 par value per share, covered by this Prospectus. The principal offices of the Company are located at 24 Federal Street, Boston, Massachusetts 02110, and its telephone number is (617) 482-8260.

SELLING SHAREHOLDER
--------------------------------------------------------------------------------

     The Selling Shareholder was an officer and employee of a subsidiary of the Company, and acquired the shares of the Company's Non-Voting Common Stock being offered hereunder pursuant to certain of the Company's stock option plans. (See "DESCRIPTION OF COMMON STOCK".) Although the Selling Shareholder is eligible to sell all of the Shares covered by this Prospectus, he does not necessarily have any present intention to sell all such Shares. A total of 20,084 shares is available for sale under this Prospectus as follows:

                                              TOTAL                  AMOUNT/
                                            SHARES OF              PERCENTAGE
                                           NON-VOTING             OF NON-VOTING
                                             COMMON               COMMON STOCK
                                              STOCK                TO BE OWNED
                         POSITION WITH        OWNED    AMOUNT         AFTER
                        THE COMPANY OR      PRIOR TO    BEING      COMPLETION
NAME                     A SUBSIDIARY       OFFERING   OFFERED     OF OFFERING
----                     ------------       --------   -------     -----------

Jeffrey P. Beale         Former Vice         26,508    20,084      6,424/.04%
                          President

PLAN OF DISTRIBUTION
--------------------------------------------------------------------------------

     The  Shares  may be  offered  and sold  from time to time  directly  by the
Selling Shareholder in one or more brokerage transactions. The Selling Shareholder will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. The Selling Shareholder may from time to time offer the Shares through underwriters, dealers or agents. The distribution of the Shares by the Selling Shareholder may be effected from time to time in one or more transactions that may take place on one or more exchanges or in the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Shareholder in connection with such sales.

     The Company has been advised by the Selling Shareholder that he has not, as of the date hereof, entered into any arrangement with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution of a purchase by a broker-dealer. In effecting sales, broker-dealers engaged by the Selling Shareholder may arrange for other broker-dealers to participate. Broker-dealers may receive commissions or discounts from the Selling Shareholder in amounts to be negotiated immediately prior to the sale.

     In offering the Shares, the Selling Shareholder and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Shareholder may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Shareholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

     The Selling Shareholder has advised the Company that during such time as he may be engaged in a distribution of the Shares he will comply with Rules 10b-2, 10b-6 and 10b-7 under the Exchange Act (as those Rules are described in more detail below) and, in connection therewith, the Selling Shareholder has agreed not to engage in any stabilization activity in connection with the Company's securities, to furnish to each broker-dealer through which the Shares may be offered copies of this Prospectus, and not to bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities except as permitted under the Exchange Act. The Selling Shareholder has also agreed to inform the Company when the distribution of his Shares is completed.

     Rule 10b-2 under the Exchange Act prohibits persons who are participating in or financially interested in a distribution of securities from making payments to another person for the solicitation of a third party to purchase the securities that are the subject of the distribution, except that Rule 10b-2 does not apply, among other exceptions, to brokerage transactions not involving solicitation of customer orders. Rule 10b-6 under the Exchange Act prohibits participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

     The public offering of the Shares by the Selling Shareholder will terminate on the date on which all Shares offered hereby have been sold by the Selling Shareholder, or on such earlier date on which the Company files a post-effective amendment which deregisters all Shares then remaining unsold.

     The Company will pay certain expenses incidental to the offering and sale of the Shares to the public estimated to be approximately $250. The Company will not pay for, among other expenses, selling expenses, underwriting discounts or fees and expenses of counsel for the Selling Shareholder.

DESCRIPTION OF COMMON STOCK
--------------------------------------------------------------------------------

     The Company is authorized to issue 23,840,000 shares of Non-Voting Common Stock, $.03125 par value. The Company's Articles of Incorporation provide that these shares shall not have voting rights under any circumstances whatsoever. These shares are registered pursuant to Section 12 of the Exchange Act and are traded on the New York Stock Exchange. It is sales of Shares of the Company's Non-Voting Common Stock to which this Registration Statement relates. These sales, by a former officer and employee of the Company, are of previously unregistered Shares acquired pursuant to various stock option plans established by the Company.

     Bank of Boston is the Transfer Agent for the Company's Non-Voting Common Stock.

     The Company is also authorized to issue 160,000 shares of Voting Common Stock, $.03125 par value. Each share of Voting Common Stock is entitled to participate pro rata in distributions upon liquidation and to one vote on all matters submitted to a vote of stockholders. Dividends may be paid to the holders of Voting Common Stock when and if declared by the Board of Directors out of any funds legally available therefor. Holders of Voting Common Stock have no preemptive or similar rights nor do they have cumulative voting rights. The outstanding shares of Voting Common Stock are fully paid and nonassessable. The Voting Common Stock is not publicly traded. All outstanding shares of the Voting Common Stock are deposited in a Voting Trust, of which the Voting Trustees are James B. Hawkes (Chairman of the Board, President, Chief Executive Officer and a Director of the Company), M. Dozier Gardner (Vice-Chairman and a Director of the Company), Benjamin A. Rowland, Jr. (a Vice President and a Director of the Company), Thomas E. Faust, Jr. (an Officer of subsidiaries of the Company), Alan
R. Dynner (a Vice President of the Company), Wharton P. Whitaker (an Officer of subsidiaries of the Company), and William M. Steul (a Vice President and
Treasurer of the Company). The Voting Trust expires on October 30, 2000. The Voting Trustees have unrestricted voting rights for the election of the Company's Directors and inasmuch as the seven Voting Trustees of said Voting Trust have unrestricted voting rights with respect to said Voting Common Stock (except that the Voting Trust Agreement provides that any action of the Voting Trustees to approve (1) the sale, mortgage or pledge of all or substantially all of the Company's assets, or (2) a change in the capital structure or powers of the Company, or (3) a merger, consolidation, reorganization or dissolution of the Company, or (4) an amendment to or a termination of the Voting Trust, or (5) the addition of a Voting Trustee, or the removal of a Voting Trustee by the other Voting Trustees, or (6) the renewal of the term of the Voting Trust, shall require the written consent of the holders of Voting Trust receipts representing a majority of such Stock subject at the time to the Voting Trust), they may be deemed to be beneficial owners of all of the Company's outstanding Voting Common Stock. The Voting Trust agreement provides that the Voting Trustees shall act by majority if there be three or more Voting Trustees; otherwise they shall act unanimously. All outstanding Voting Trust Receipts issued under said Voting Trust are owned by the Voting Trustees. As at December 15, 1997, Messrs. Gardner and Hawkes each owned 24% of such Voting Trust Receipts; Messrs. Rowland and Faust owned 15% and 13%, respectively; and Messrs. Dynner, Steul and Whitaker each owned 8%.

EXPERTS
--------------------------------------------------------------------------------

     The consolidated financial statements and the related supplemental schedules incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent public accountants, as set forth in their report included therein, which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

RECENT DEVELOPMENTS
--------------------------------------------------------------------------------

     There have been no material changes in the Company's affairs since its Annual Report on Form 10-K for the year ended October 31, 1996 which have not been described in a Quarterly Report on Form 10-Q or a periodic report on Form 8-K. See "Incorporation of Certain Documents by Reference."

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         Eaton Vance Corp., a Maryland corporation (the "Registrant"), is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are filed with the Securities and Exchange Commission, are incorporated in the Prospectus contained in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (as amended, the "Securities Act"), that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

          (3) The description of the Non-Voting Common Stock, par value $.03125 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

     Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

     Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that, to the extent permitted by the laws of Maryland, the Company shall indemnify any person that (a) is serving as a director or officer of the Company, (b) any person that has served as an officer or director of the

Company, and (c) any person who at the request of the Company is serving or has served as a director, officer, trustee, partner, employee, agent or other representative of another corporation, joint stock company, syndicate, association, firm, trust, partnership or other entity, against all liabilities and expenses, including without limitation attorneys' fees and judgments, penalties, fines and amounts paid in settlement, reasonably incurred by such person in connection with any threatened, pending or completed action, suit, or other proceeding, whether civil, criminal, administrative, investigative or legislative, in which such person may be involved or with which he may be threatened by reason of serving or having served in such position.

     Indemnification requires a determination made in accordance with applicable statutory standards by the Board of Directors or by independent legal counsel (who may be regular counsel to the Company) or by the holders of not less than a majority of the total number of shares of Common Stock of the Company then outstanding.

     Article NINTH, section (8) of the Company's Articles of Incorporation provides that the indemnification right provided therein is not exclusive of and will not otherwise affect any other rights to which such person may be entitled (whether under any law, By-Law, agreement, director vote, stockholder vote or otherwise), shall inure to the benefit of such person's heirs, executors, administrators and personal representatives, and shall continue as to a person who has ceased to serve in such position.

     Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

     Item 8. EXHIBITS.

     The following is a list of exhibits filed as part of this Registration Statement.

EXHIBITS
--------

4.1 Specimen certificate representing the Non-Voting Common Stock is filed herewith.

24.2 Consent of Deloitte & Touche LLP, independent accountants filed herewith.

25.1 Power of Attorney (included in the signature pages of this Registration Statement).


     Item 9. UNDERTAKINGS.

     1.   The Company hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on this 19th day of December, 1997.

                                        EATON VANCE CORP.



                                        By: /s/ James B. Hawkes
                                           ------------------------
                                                James B. Hawkes
                                                President




                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Eaton Vance Corp., hereby severally constitute and appoint Alan R. Dynner, and Thomas Otis, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Eaton Vance Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                           DATE
---------                           -----                           ----

/s/ James B. Hawkes            President, Chief Executive      December 19, 1997
----------------------------   Officer and Director
James B. Hawkes                (Principal Executive
                                Officer)

/s/ M. Dozier Gardner           Vice Chairman                  December 19, 1997
----------------------------    and Director
M. Dozier Gardner

----------------------------    Director                       December   , 1997
John G. L. Cabot


/s/ Benjamin A. Rowland, Jr.    Vice President                 December 19, 1997
----------------------------    and Director


----------------------------    Director                       December   , 1997
Ralph Z. Sorenson


/s/ William M. Steul            Treasurer (Principal           December 19, 1997
----------------------------    Financial and
                                Accounting
                                Officer)

                                  EXHIBIT INDEX
                                  -------------

                                                                 Sequential
Exhibit                                                           Page No.
------                                                            --------
4.1       Specimen certificate of Non-Voting Common Stock            15

24.2      Consent of Deloitte & Touche LLP, independent              17
          accountants, filed herewith.

25.1      Power of Attorney (included  in  the  signature             12
          page of 12 this Registration Statement) filed herewith.

                                                                     EXHIBIT 4.1



NUMBER                                                       SHARES
[ EV       ]                                              [          ]

COMMON STOCK                                              COMMON STOCK

PAR VALUE
$0.03125 PER SHARE                                   CUSIP
                                                     SEE REVERSE FOR CERTAIN
                                                     DEFINITIONS

                                EATON VANCE CORP.

Incorporated under                              This Certificate is Transferable
The Laws of Maryland                            In New York, NY or Boston


THIS CERTIFIES THAT



IS THE OWNER OF

       FULLY PAID AND NON-ASSESSABLE SHARES OF NON-VOTING COMMON STOCK OF

EATON  VANCE CORP.  TRANSFERABLE  ON THE BOOKS OF THE  CORPORATION BY THE HOLDER
HEREOF IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNTIL COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTRAR. THE CORPORATION WILL FURNISH TO THE HOLDER HEREOF ON REQUEST AND WITHOUT CHARGE A FULL STATEMENT OF THE DESIGNATIONS AND ANY PREFERENCES, CONVERSION AND OTHER RIGHTS, VOTING POWERS, RESTRICTIONS, LIMITATIONS AS TO DIVIDENDS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF REDEMPTION OF THE STOCK OF EACH CLASS WHICH THE CORPORATION IS AUTHORIZED TO ISSUE.

WITNESS THE FACSIMILE SEAL OF THE CORPORATION AND THE FACSIMILE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS

DATED.

                                COUNTERSIGNED AND REGISTERED:
                                  THE FIRST NATIONAL BANK OF BOSTON
                                   TRANSFER AGENT AND REGISTRAR

                                           BY:
                                                Authorized Signature

              TREASURER                                      CHAIRMAN

     The  following  abbreviations,   when  used  in  the  inscription  of  this
certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  - as tenants in common          UNIF GIFT MIN ACT - ___ Custodian _____
TEN ENT  - as tenants by the entireties                     (Cust)       (Minor)
JT TEN   - as joint tenants with right of          under Uniform Gifts to Minors
           survivorship and not as tenants         Act_____________
           in common                                     (State)

     Additional abbreviations may also be used though not in the above list.

     For Value  Received,  _____________  hereby  sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

[                       ]
 -----------------------

________________________________________________________________________________
 (Please print or typewrite name and address, including zip code, of assignee)
________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint______________________________________Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated____________

               ________________________
     NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

___________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

                                                                    EXHIBIT 24.2





                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in this Registration Statement of Eaton Vance Corp. on Form S-8 of our reports dated November 26, 1996, (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statements of Accounting Standards No. 109, 115 and 121), appearing in and incorporated by reference in the Annual Report on Form 10-K of Eaton Vance Corp. for the year ended October 31, 1996 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




DELOITTE & TOUCHE LLP

Boston, Massachusetts
December 18, 1997